Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA • ASIA PACIFIC • EUROPE

October 7, 2020

nCino, Inc.

6770 Parker Farm Drive

Wilmington, North Carolina 28405

Re:	1,387,985 Shares of Common Stock, $0.0005 par value per share

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1 filed by nCino, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on the date hereof pursuant to Rule 462(b) (the “Additional Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Additional Registration Statement relates to the registration under the Securities Act of 1,387,985 shares (including an aggregate of 181,041 shares that may be sold pursuant to the exercise of the underwriters’ option to purchase shares to cover overallotments under the Underwriting Agreement (as defined below)) of Common Stock, $0.0005 par value per share (the “Additional Secondary Shares”), of the Company. The Additional Registration Statement incorporates by reference the Registration Statement on Form S-1, File No. 333-249322, filed by the Company with the SEC under the Securities Act, as amended to the date hereof (as so amended, the “Original Registration Statement”). This opinion letter is in addition to our opinion letter that was filed as Exhibit 5.1 to the Original Registration Statement. The Additional Secondary Shares are to be sold pursuant to an underwriting agreement among the Company, the selling stockholders named therein and the Underwriters named therein, the form of which has been filed as Exhibit 1.1 to the Original Registration Statement (the “Underwriting Agreement”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined: (i) the Original Registration Statement; (ii) the Amended and Restated Certificate of Incorporation of the Company; (iii) the form of the Underwriting Agreement; (iv) the Additional Registration Statement, and (v) the resolutions adopted by the board of directors of the Company relating to the Original Registration Statement and the

Additional Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

nCino, Inc.

October 7, 2020

signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on the foregoing, we are of the opinion that the Additional Secondary Shares are validly issued, fully paid and non-assessable.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Additional Registration Statement and to all references to our Firm included in or made a part of the Additional Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP